Exhibit 1.1

1,050,000 Shares of Common Stock

SOUTHERN FIRST BANCSHARES, INC.

Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

April 15, 2026

PIPER SANDLER & CO.

As Representative of the Underwriters named in Schedule A hereto,

c/o Piper Sandler & Co.

350 North 5th Street

Suite 1000

Minneapolis, Minnesota 55401

c/o Keefe, Bruyette & Woods

787 Seventh Ave

New York, New York 10019

Ladies and Gentlemen:

Southern First Bancshares, Inc., a South Carolina corporation (the “Company”), confirms its agreement with Piper Sandler & Co., as representative of the underwriters named in Schedule A hereto (the “Representative”), on behalf of itself and the other underwriters named in Schedule A (collectively, the “Underwriters”), with respect to (i) the sale by the Company and the purchase by the Underwriters, severally and not jointly, of an aggregate of 1,050,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), and (ii) the grant by the Company to the Underwriters, severally and not jointly, of the option described in Section 2(b) hereof to purchase up to 157,500 additional shares of Common Stock. The aforesaid 1,050,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 157,500 shares of Common Stock subject to such option (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as they may deem it advisable after this Underwriting Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-293279), covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the Act), is hereinafter referred to as the “Registration Statement.” The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. The term “Base Prospectus” shall mean the prospectus referred to in Section 1(a)(i) hereof contained in the Registration Statement at the Effective Date. “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus used prior to the filing of the Prospectus, together with the Base Prospectus; the term “Prospectus” means the final prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, together with the Base Prospectus. Any registration statement filed pursuant to Rule 462(b) under the Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. For purposes of this Underwriting Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

As used in this Underwriting Agreement:

“Applicable Time” means 7:00 p.m. (Eastern time) on April 15, 2026, or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Preliminary Prospectus relating to the Securities dated April 15, 2026 and the information identified on Schedule C hereto, all considered together.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the 1933 Act Regulations.

“Permitted Written Testing-the-Waters Communication” means the Written Testing-the-Waters Communication listed on Schedule F hereto.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

All references in this Underwriting Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in the Registration Statement, such Preliminary Prospectus, the General Disclosure Package or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties and Agreements.

(a) Representations and Warranties by the Company. The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Closing Date referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each of the Underwriters, as follows:

(i) Compliance with Registration Requirements. (A) At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, and (B) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Company satisfies the registrant eligibility requirements for the use of Form S-3 under the 1933 Act set forth in General Instruction I.A to such form and the transactions contemplated by this Underwriting Agreement and satisfies the transaction eligibility requirements for the use of Form S-3 as set forth in General Instruction I.B.1 to such form. The Company has filed with the Commission the Registration Statement on Form S-3, including a Base Prospectus, for registration under the 1933 Act of the offer and sale of the Securities, and the Company may have filed with the Commission one or more amendments to such Registration Statement, each in the form previously delivered to each of the Underwriters. Such Registration Statement, as so amended, has been declared effective by the Commission, and the Securities have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3. The Base Prospectus includes all information required by the 1933 Act and the rules and regulations of the Commission thereunder to be included therein as of the Effective Date. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

After the execution of this Underwriting Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the Base Prospectus included in such Registration Statement relating to the Securities and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to each of the Underwriters and approved by the Representative prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised each of the Underwriters, prior to the date hereof, will be included or made therein. If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement is not effective, (A) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (B) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 under the 1933 Act, or the Commission has received payment of such filing fee.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, when considered together with any Preliminary Prospectus, and the Prospectus, any Preliminary Prospectus and any supplement thereto, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with any applicable laws or regulations of jurisdictions in which the Prospectus and such Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Securities in such jurisdictions. Neither the General Disclosure Package as of the Applicable Time, nor the Prospectus nor any amendments or supplements thereto at the time the Prospectus as of its date or any such amendment or supplement was issued and at the Closing Date (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein, it being understood that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto) are (i) the name of each Underwriter on the front and back covers of the Prospectus and in the table in the section entitled “Underwriting,” (ii) the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting,” and the information contained under the captions “Underwriting – Stabilization” (iii) the Underwriters’ reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part as set forth in the Prospectus under the section entitled “Underwriting,” and (iv) the information relating to stabilization transactions, over-allotment transactions, syndicate covering transactions, passive market making activities and, if applicable, penalty bids in which the Underwriters may engage, in each case as described in the Prospectus under the section entitled “Underwriting” (such information collectively referred to herein as the “Underwriter Information”).

Each Preliminary Prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to each of the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the General Disclosure Package nor (y) any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph shall not apply to statements in or omissions from the General Disclosure Package or any Issuer-Represented Limited Use Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

(ii) Issuer-Represented Free Writing Prospectuses. Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representative, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Registration Statement, at the time the Registration Statement became effective, with the Prospectus at the time the Prospectus was issued and at the Closing Date (and, if any Option Securities are purchased, at the Date of Delivery), and with the General Disclosure Package as of the Applicable Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv) Independent Accountants. Elliott Davis, LLC, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. Elliott Davis, LLC is a registered public accounting firm, as defined by the Public Company Accounting Oversight Board, whose registration, to the knowledge of the Company, has not been suspended or revoked and who has not requested such registration to be withdrawn. With respect to the Company and to the knowledge of the Company, Elliott Davis, LLC is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(v) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of the Commission’s Regulation S-K, as applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of South Carolina and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(viii) Good Standing of Subsidiaries. Each of the Company’s subsidiaries (for purposes of this Underwriting Agreement, as defined in Rule 405 under the Securities Act) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The only subsidiaries of the Company are the subsidiaries listed on Schedule D hereto.

(ix) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Underwriting Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options disclosed in the Registration Statement, the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of any preemptive or similar right of any securityholder of such subsidiary.

(x) Authorization of Agreement. This Underwriting Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by its banking subsidiary, Southern First Bank (the “Bank”), and each of the Underwriters, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities and regulatory laws.

(xi) Authorization and Description of Securities. The Securities to be purchased by each of the Underwriters from the Company have been duly authorized for issuance and sale to each of the Underwriters pursuant to this Underwriting Agreement and, when issued and delivered by the Company pursuant to this Underwriting

Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability for the debts of the Company by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its articles of incorporation or bylaws or other organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Underwriting Agreement by the Company and the Bank and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company and the Bank with their obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation or bylaws or other organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness or obligation of the Company or any of its subsidiaries (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such note, debenture or other evidence of indebtedness or obligation by the Company or any subsidiary.

(xiii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Underwriting Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offer, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Underwriting Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxii) Taxes. The Company and each of the subsidiaries has (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

(xxiii) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its subsidiaries and the value of their properties and as are customary in the business in which the Company and its subsidiaries are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxiv) Statistical and Market Data. The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes, after reasonable inquiry, are reliable and accurate and such data agree with the sources from which they are derived. To the extent required, the Company has obtained written consent to the use of such data from the relevant third party sources.

(xxv) Relationship. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described.

(xxvi) Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting, as defined in Rule 13a-15 under the 1934 Act, that complies with the requirements of the 1934 Act to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, General Disclosure Package and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Further, based on its most recent evaluation of the internal control over financial reporting, as required by Rule 13a-15 under the 1934 Act, the Company is not aware of (i) any significant deficiency in the design or operation of the internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in the internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xxvii) Disclosure Controls and Procedures. The Company and its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established.

(xxviii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxix) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxx) Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company; (D) violated or is in violation of the USA Patriot Act and any rules, regulations or guidelines, issued, administered or enforced by any governmental agency implementing the provisions of the USA Patriot Act; or (E) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxi) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(xxxii) No Preemptive Rights. There are no authorized or outstanding preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries except for such rights as have been duly waived and are described in the Registration Statement, General Disclosure Package and Prospectus. All such waivers are in full force and effect on the date hereof.

(xxxiii) No Stabilization or Manipulation. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any affiliates of the Company or its subsidiaries, have taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(xxxiv) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offer and sale of the Securities other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representative.

(xxxv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxvi) Lock-up Agreements. Each of the Company’s executive officers and directors, all of which are listed on Schedule E hereto, have executed and delivered lock-up agreements as contemplated by Section 5(i) hereof.

(xxxvii) Fees. Other than as contemplated by this Underwriting Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Underwriting Agreement.

(xxxviii) ERISA. The Company and each of the subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the subsidiaries or ERISA Affiliates would have any liability; the Company and each of the subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing as occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 400(b) of ERISA of which the Company or such subsidiary is a member.

(xxxix) Bank Holding Company Act; Banking Regulation. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank holds the requisite authority to do business as a state-chartered bank under the laws of the state of South Carolina. The activities of the Company’s Subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Board of Governors of the Federal Reserve System (the “FRB”) set forth in Title 12 of the Code of Federal Regulations. The Bank is the only depository institution Subsidiary of the Company, and the Bank is a member in good standing of the Federal Home Loan Bank System.

(xl) No Regulatory Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any federal, state or local court or governmental entity (each a “Governmental Entity”) charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the Federal Deposit Insurance Corporation (“FDIC”)) or the supervision or regulation of the Company or any of its subsidiaries; (B) neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission; and (C) there is no unresolved violation, criticism or exception by any such Governmental Entity with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect.

(xli) Compliance with Applicable Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or where the failure to be in compliance would not result in a Material Adverse Effect, the Company and its subsidiaries conduct their respective businesses in compliance with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all applicable regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System, the FDIC, the South Carolina Board of Financial Institutions, and the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act, the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity). Neither the Company nor its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any subsidiary is not in compliance with any statute, law, rule, regulation, decision, directive or order, except where the asserted failure to comply would not result in a Material Adverse Effect.

(xlii) Deposit Insurance. The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xliii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any Subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any sanctioned country.

(xliv) Insurance Subsidiaries. No subsidiary of the Company or the Bank is engaged in the business of acting as an insurance agency or premium finance company.

(xlv) Investment Securities. Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not be material to the Company and its subsidiaries. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP.

(xlvi) Derivative Securities. Except as would not reasonably be expected to result in a Material Adverse Effect, all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance and in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

(xlvii) Subsidiary Dividend Restrictions. Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of any Governmental Entity (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xlviii) Convertible Securities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company.

(xlix) Statements in Registration Statement. The (A) descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents, (B) statements in the Registration Statement, the General Disclosure Package and the Prospectus under “Description of Our Capital Stock,” “Description of Common Stock,” “Description of Preferred Stock,” “Southern First Bancshares, Inc.,” “Anti-Takeover Effects of Certain Articles of Incorporation Provisions,” “Market for Common Stock and Our Dividend Policy,” “Plan of Distribution,” and “Risk Factors” and (C) statements in the Registration Statement under Item 15, in each case insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(xlx) Cybersecurity. The Company and its subsidiaries’ information technology systems, networks, hardware, software, data, databases and related systems (collectively, “IT Systems”) are adequate for and operate and perform as required in connection with the operation of their businesses as currently conducted. The Company and its subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures and safeguards designed to protect the integrity, security and confidentiality of their IT Systems and Personal Data, and, to the knowledge of the Company, there have been no material breaches, unauthorized uses or access, outages or incidents affecting such IT Systems or Personal Data, except as would not reasonably be expected to result in a Material Adverse Effect.

(xlxi) FINRA Matters. To the Company’s knowledge, no member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) that intends to participate in the offering of the Securities has a conflict of interest with the Company, as such term is defined in FINRA Rule 5110. No proceeds from the sale of the Securities (excluding underwriting discounts and commissions) will be paid by the Company to any FINRA member participating in the offering or to any affiliate or associated person of such FINRA member, except as specifically disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xlxii) Prior Securities Offerings; No Integration. All offers and sales of securities by the Company and its subsidiaries prior to the date hereof were made in compliance with, or pursuant to an exemption from, the Securities Act of 1933, as amended, and all applicable state securities laws. The Company has not made, and will not make, any offer or sale of securities that would be integrated with the offering of the Securities pursuant to the Registration Statement and the Prospectus for purposes of the Securities Act. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold or issued any securities during the 30-day period preceding the date of the Prospectus, other than securities issued pursuant to employee benefit plans or outstanding options, warrants or other rights disclosed therein

(b) Representations and Warranties by the Bank. The Bank represents and warrants to each of the Underwriters as of the date hereof, as of the Closing Date referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each of the Underwriters as follows:

(i) The Bank has been duly chartered and is validly existing as a state-chartered bank in good standing under the laws of the state of South Carolina with the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Underwriting Agreement, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ii) Neither the Bank nor any of its subsidiaries is in violation of its articles of incorporation, bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject (collectively, the “Bank Instruments”) except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(iii) The Bank does not have any subsidiaries.

(iv) This Underwriting Agreement has been duly authorized, executed and delivered by the Bank and, when duly executed by the Company and each of the Underwriters, will constitute the valid and binding agreement of the Bank enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities and bank regulatory laws.

(v) The execution, delivery and performance of this Underwriting Agreement by the Bank, compliance by the Bank with all of the provisions of this Underwriting Agreement and the consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument, except for such contraventions, conflicts, breaches, violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, nor does or will any such action contravene, conflict with or result in a breach or violation of any of the terms or provisions of the articles of incorporation or bylaws or other organizational documents of the Bank or any statute, order, rule or regulation of any court or Governmental Entity having jurisdiction over the Bank or its subsidiary or any of their properties.

(c) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries in their capacity as such that is delivered to the Representative on behalf of the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each of the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price per share of $51.165, the respective number of Initial Securities set forth in Schedule A opposite such Underwriter’s name.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters an option to purchase up to an additional 157,500 shares of Common Stock at a purchase price per share of $51.165, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representative, on behalf of the Underwriters, to the Company setting forth the number of Option Securities to be purchased and the time and date of payment and delivery for such Option Securities. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined.

(c) Payment. Payment of the purchase price for the Initial Securities shall be made by wire transfer of Federal (same-day) funds in accordance with Section 2(d) hereof. Delivery of the Initial Securities shall be made through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against such payment. The time and date of such delivery and payment with respect to the Initial Securities shall be 9:30 a.m., New York City time, on the first business day after the date of this Underwriting Agreement (or, if pricing occurs after 4:30 p.m. (Eastern time) on any given day, on the next succeeding business day), or such other time and date as the Representative and the Company may agree upon in writing (the “First Closing Date”).

In the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for such Option Securities shall be made by wire transfer of Federal (same-day) funds in accordance with Section 2(d) hereof, and delivery of such Option Securities shall be made through the facilities of DTC for the account of the applicable Underwriter, at 9:30 a.m., New York City time, on the date specified by the Representative, on behalf of the Underwriters in the notice of exercise of the option to purchase such Option Securities, or such other time and date as the Representative and the Company may agree upon in writing (each such date, a “Second Closing Date,” and each First Closing Date and Second Closing Date, a “Closing Date”).

The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to this Agreement shall be delivered at the offices of Alston & Bird LLP, 1201 West Peachtree Street NE, Suite 4900, Atlanta, Georgia 30309, or at such other place as shall be agreed upon in writing by the Representative and the Company.

(d) Denominations; Registration. The Securities to be purchased by each Underwriter hereunder shall be issued in book-entry form in such authorized denominations and registered in such names as the Representative may request upon at least 48 hours’ prior notice to the Company. The Securities shall be delivered by or on behalf of the Company to the Representative through the facilities of DTC for the account of such Underwriter, with any transfer taxes payable in connection with the transfer of the Securities duly paid, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least 48 hours in advance.

In the event that the Initial Securities (and Option Securities, if elected) are not delivered to the Representative by 2:30 p.m., New York City time, on the First Closing Date (and the Second Closing Date, if elected by the Representative), the Company will return (or will instruct its custodian to return) payment of the full purchase price to the Representative’s agent, Pershing LLC, via same day funds by 4:30 p.m., New York City time. The Company shall remain liable to Pershing LLC for the full amount of the purchase price and any costs associated with recovering the purchase price until the full amount has been received by Pershing LLC.

SECTION 3. Covenants of the Company. The Company covenants and agrees with each of the Underwriters as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. If at any time following the distribution of any Permitted Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Permitted Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and, should the

Representative request, will promptly amend or supplement, at its own expense, such Permitted Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either any Preliminary Prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish each of the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or Underwriters’ counsel shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to each of the Underwriters and the Underwriters’ counsel, without charge, as many signed copies as each of the Underwriters may reasonably request of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and as many signed copies as each of the Underwriters may reasonably request of all consents and certificates of experts, and will also deliver to each of the Underwriters, without charge, as many conformed copies as each of the Underwriters may reasonably request of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to each of the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each of the Underwriters, without charge, as many copies of each Preliminary Prospectus as each of the Underwriters reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each of the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as each of the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to each of the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Underwriting Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Preliminary Prospectus or the Prospectus in order that such Preliminary Prospectus or Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Preliminary Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or any Preliminary Prospectus or the Prospectus comply with such requirements, and the Company will furnish to each of the Underwriters such number of copies of such amendment or supplement as each of the Underwriters may reasonably request. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or contained or would contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company has promptly notified or will promptly notify the Representative, on behalf of the Underwriters, and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with each of the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply each of the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Representative may request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds”.

(i) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the Nasdaq Global Market and will file with the Nasdaq Stock Market LLC (“NASDAQ”) all documents and notices required by NASDAQ of companies that have securities that are listed on the Nasdaq Global Market.

(j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a registration statement on Form S-8 relating to securities issued or to be issued pursuant to employee benefit plans described in the Registration Statement, the General Disclosure Package and the Prospectus), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Registration Statement, General Disclosure Package and Prospectus, or (C) any shares of Common Stock issued, or equity awards (including options, restricted stock, restricted stock units, performance stock units or other equity-based awards) granted, vested or settled pursuant to employee benefit plans, equity incentive plans or dividend reinvestment plans of the Company disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, provided that any recipients of shares of Common Stock issued upon the vesting or settlement of such equity awards shall be subject to the terms of a lock-up agreement substantially in the form contemplated hereby, if required pursuant to Section 5(i);

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Lock-up Agreements. The Company agrees to enforce its rights under any existing registration rights agreements or shareholders’ agreement to the extent applicable to restrict the transfer of securities within the 90-day period following the Closing Date.

(m) Testing-the-Waters. The Company (1) has not alone engaged in any Testing-the-Waters Communications other than Permitted Written Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A of the 1933 Act Regulations or institutions that are accredited investors within the meaning of Rule 163B(c)(2) of the 1933 Act Regulations, and (2) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than the Permitted Written Testing-the-Waters Communications.

As of the Applicable Time, each Permitted Written Testing-the-Waters Communication, as supplemented by and taken together with the Disclosure Package, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Written Testing-the-Waters Communication does not, as of the date hereof, conflict with the information contained in the Registration Statement, any preliminary prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus.

(n) Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Representative is hereinafter referred to as an “Permitted Free Writing Prospectus”. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(o) Lock-up Release. The Company agrees to announce the impending release or waiver of any lock-up restrictions of any officer or director of the Company by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative to any such officer or director shall only be effective two business days after the publication date of such press release.

(p) Registration Rights, Preemptive Rights and Other Rights. The Company agrees that it shall not release any party from a waiver of registration rights, or from a waiver of any preemptive rights, rights of first refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries, during the 90-day restricted period referred to in Section 3(j) hereof.

(q) Indemnification Funding. In the event the Company, at any time, shall not have sufficient funds to promptly pay in full any amount then due and payable pursuant to Section 6 of this Underwriting Agreement to any indemnified party, the Company shall promptly take such commercially reasonable actions as are available to it (and that do not require prior regulatory approval) to obtain sufficient funds to pay such amount. If the funds obtained from such actions shall not be sufficient to pay such amount in full (a “Deficiency”), the Company shall promptly take all such further commercially reasonable actions as may be available to it, including, if applicable, seeking to obtain any required regulatory approvals for the Bank to pay a dividend to the Company in an amount sufficient to eliminate such Deficiency. The Company shall pay such Deficiency to the extent regulatory authorities approve any such dividend or other transfer. Nothing herein shall relieve the Company of its obligation to pay any such Deficiency to the fullest extent permitted by applicable law. Notwithstanding the foregoing, nothing herein shall require the Company or the Bank to take any action that would violate applicable banking laws or regulations or any order, directive or supervisory guidance of any Governmental Entity having jurisdiction over the Company or the Bank.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration

Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to each of the Underwriters of this Underwriting Agreement, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to each of the Underwriters, to the extent applicable, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to each of the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to each of the Underwriters of copies of each Preliminary Prospectus, any Permitted Testing-the-Waters Communication, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to each of the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the costs, fees and expenses incurred by the Representative in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Securities, including any related filing fees and the reasonable legal fees of, and disbursements by, counsel to the Underwriters, (xi) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq Global Market, and (xii) all reasonable out-of-pocket expenses incurred by the Representative in connection with the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel for the Underwriters, marketing and travel expenses, up to a maximum of $250,000.

(b) Termination of Agreement. If this Underwriting Agreement is terminated by an Underwriter in accordance with the provisions of Section 5 or Section 9(a) hereof, the Company shall reimburse such Underwriter for all of its out-of-pocket expenses, including any fees and disbursements of counsel.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of each of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A Prospectus containing the information that was omitted from the Registration Statement at the time it became effective pursuant to Rule 430A under the 1933 Act but that is deemed to be part of the Registration Statement (the “Rule 430A Information”) shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b) Opinion of Counsel for Company. On each Closing Date, there shall have been furnished to the Representative, the opinion and negative assurance letter of Nelson Mullins Riley & Scarborough LLP, counsel for the Company, dated as of such Closing Date and addressed to the Representative in substantially the forms attached hereto as Exhibit A.

(c) Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to the Representative, such opinion or opinions and negative assurance letter from Alston & Bird LLP, counsel for the Underwriters, dated as of such Closing Date and addressed to the Representative, related to such matters as the Representative reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(d) Officers’ Certificate. On each Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus as of the execution of this Underwriting Agreement or the Applicable Time, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the chief executive officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of each Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(e) CFO Certificate. At the time of the execution of this Underwriting Agreement and on each Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(f) Accountant’s Comfort Letter. At the time of the execution of this Underwriting Agreement, the Representative shall have received from Elliott Davis, LLC a letter dated the date hereof, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and General Disclosure Package.

(g) Bring-down Comfort Letter. On each Closing Date, the Representative shall have received from Elliott Davis, LLC a letter, dated as of such Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such Closing Date with respect to the financial statements and certain financial information contained in the Prospectus.

(h) Listing of Common Stock. The Common Stock (including the Securities) is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing.

(i) Lock-up Agreements. At the date of this Underwriting Agreement, the Representative shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.

(j) Delivery of Prospectus. The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Underwriting Agreement.

(k) No Termination Event. On or after the date hereof, there shall not have occurred any of the events, circumstances or occurrences set forth in Section 9(a).

(l) Good Standing. The Representative shall have received, at each Closing Date, satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Underwriting Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission, in compliance with Rule 462(b), on the date of this Underwriting Agreement and shall have become effective automatically upon such filing.

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of Nelson Mullins Riley & Scarborough LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Counsel for the Underwriters. The favorable opinion of Alston & Bird LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Elliott Davis, LLC, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v) No Termination Event. There shall not have occurred prior to the Date of Delivery any of the events, circumstances or occurrences set forth in Section 9(a).

(vi) Good Standing. Satisfactory evidence of the good standing of the Company and the Bank in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or other such documents, certificates and opinions as may reasonably be requested; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of each of the Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each of the Underwriters, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act) (“Affiliates”), its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below as follows:

(i) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, any Permitted Testing-the-Waters Communication, the Prospectus (or any amendment or supplement thereto), the General Disclosure Package, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever (including the reasonable fees and disbursements of counsel chosen by the Representative), incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to and neither the Company nor the Bank shall be liable for any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information. Notwithstanding the foregoing, the indemnification provided for in this Section and the contribution provided for in Section 7 below shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank is found by either (i) the Federal Reserve Board, the FDIC or any federal or state bank regulator or regulatory authority having jurisdiction over the Bank by regulation, policy statement or interpretive release or by written order or written advice addressed to the Bank and specifically addressing the provisions of Sections 6 and 7 hereof, or (ii) a court of competent jurisdiction in a final judgment, to constitute an impermissible covered transaction under Section 23A of the Federal Reserve Act.

The obligations of the Company and the Bank under this Section and Section 7 below shall be in addition to any liability which the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter, its Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; and the obligations of the Underwriters under this Section and Section 7 below shall be in addition to any liability which each of the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company or the Bank, as the case may be, within the meaning of the 1933 Act.

(b) Indemnification of Company, Directors and Officers. Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus, any Permitted Testing-the-Waters Communication (or any amendment or supplement thereto), or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by or before any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Underwriting Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount and commissions received by each of the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and each of the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall not be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each of such Underwriter’s Affiliates, its and its Affiliates’ respective selling agents, partners, directors, officers and employees shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The obligations of the Company and the Bank in this Section 7 to contribute are joint and several.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (i) investigation made by or on behalf of the Underwriters, their Affiliates, the Underwriters and their Affiliates’ respective selling agents, partners, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Underwriting Agreement.

(a) Termination; General. The Representative may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or NASDAQ, or if trading generally on the New York Stock Exchange or on NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Underwriting Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be delivered or sent by mail or e-mail transmission to the Representative c/o Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401, Attention: Chris Hooper, Chief Counsel, Financial Services Group, e-mail: chris.hooper@psc.com, with a copy to Alston & Bird LLP, 1201 West Peachtree St NE, Suite 4900, Atlanta, GA 30309, Attention Mark Kanaly, e-mail: mark.kanaly@alston.com; and if to the Company, shall be delivered or sent by mail or e-mail transmission to the Company at Southern First Bancshares, Inc., 6 Verdae Boulevard, Greenville, SC 29607, Attention: R. Arthur Seaver, Jr., Chief Executive Officer and Director, e-mail: aseaver@southernfirst.com, with a copy to Nelson Mullins Riley & Scarborough LLP, 2 W. Washington Street, Suite 400, Greenville, SC 29601, Attention: Benjamin Barnhill, e-mail:

ben.barnhill@nelsonmullins.com; provided that any notice to an underwriter pursuant to Section 6(c) hereof shall be delivered or sent by mail or e-mail transmission to such address at its address which will be supplied to the Company by the Representative upon request. Any statements, requests, notices or agreements shall take effect upon receipt thereof. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Bank and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Bank and their respective successors and the controlling persons, officers and directors and other persons or entities referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Bank and their respective successors, and said controlling persons, officers and directors and other persons or entities and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 12. No Fiduciaries. The Company and the Bank acknowledge and agree that: (a) the Representative has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company or the Bank and the Representative have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company or the Bank on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company and the Bank following discussions and arms-length negotiations with the Representative and the Company and the Bank are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Bank and that there is no obligation to disclose such interest and transactions to the Company or the Bank by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the itself and the other Underwriters, and not on behalf of the Company or the Bank; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company or the Bank in respect of such a fiduciary duty claim on behalf of or in right of the Bank or the Company, including shareholders, employees or creditors of the Company.

SECTION 13. Governing Law. This Underwriting Agreement and any transaction contemplated by this Underwriting Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SHAREHOLDERS AND AFFILIATES), THE BANK AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERWRITING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14. Submission To Jurisdiction. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK, COUNTY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS UNDERWRITING AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVE ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF

VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 15. Counterparts. This Underwriting Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including, without limitation, “pdf”, “tif” or “jpg”) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 16. Waiver. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Underwriting Agreement.

SECTION 17. General Provisions. This Underwriting Agreement constitutes the entire agreement of the parties to this Underwriting Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Underwriting Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Underwriting Agreement.

[Signatures appear on the following page.]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by us, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters, the Company and the Bank.

Very truly yours,

SOUTHERN FIRST BANCSHARES, INC.

By:	/s/ Christian J. Zych
Name: Christian J. Zych
Title: Chief Financial Officer

SOUTHERN FIRST BANK

By:	/s/ Christian J. Zych
Name: Christian J. Zych
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:
As Representative of the Underwriters named in the attached Schedule A hereto PIPER SANDLER & CO.
By:	/s/ Demetrios Hadgis
	Name:	Demetrios Hadgis
	Title:	Managing Director, Equity Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Initial Securities(1)
Piper Sandler & Co.	787,500
Keefe, Bruyette & Woods	262,500

Total	1,050,000

(1)	The Underwriters may purchase up to an additional 157,500 Option Securities, to the extent the option described in Section 2(b) of the Underwriting Agreement is exercised, in the proportions and in the manner described in the Agreement.

Schedule A-1

SCHEDULE B

Issuer-Represented General Free Writing Prospectus

Issuer- Represented General Free Writing Prospectus filed via EDGAR on April 15, 2026

Schedule B-1

SCHEDULE C

Pricing Terms

Firm Shares: 1,050,000

Option Shares: 157,500

Price to Public: 54.00

Underwriting Discount per share: 2.835

Schedule C-1

SCHEDULE D

List of Subsidiaries

Southern First Bank

Greenville Statutory Trust I and II

Schedule D-1

SCHEDULE E

List of persons and entities subject to lock-up

Executive Officers

1.	R. Arthur Seaver Jr. — Founder & CEO
2.	Calvin C. Hurst — President
3.	Christian J. Zych — Chief Financial Officer
4.	Julie A. Fairchild — Chief Accounting Officer
5.	Wes Wilbanks – Chief Credit Officer

Non-Employee Directors

1.	Andrew B. Cajka Jr.
2.	Jennifer S. Cluverius
3.	Mark A. Cothran
4.	Leighton M. Cubbage
5.	David G. Ellison
6.	Anne S. Ellefson
7.	Darrin Goss, Sr.
8.	Terry Grayson-Caprio
9.	Tecumseh Hooper, Jr.
10.	Rudolph G. Johnstone, III
11.	Ray A. Lattimore
12.	Anna T. Locke
13.	William A. Maner, IV
14.	William M. McClatchey, Jr.
15.	James B. Orders III

Schedule E-1

SCHEDULE F

Permitted Written Testing-the-Waters Communications

Investor Presentation dated April 2026

Schedule F-1

EXHIBIT A

FORM OF OPINION

[Omitted]

Exhibit A-1

EXHIBIT B

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR

OTHER SHAREHOLDERS PURSUANT TO SECTION 5(k)

Piper Sandler & Co.

As representative of the underwriters named

in Schedule A to the Underwriting Agreement

referred to below

c/o Piper Sandler & Co.

350 North 5th Street

Suite 1000

Minneapolis, Minnesota 55401

c/o Keefe, Bruyette & Woods

787 Seventh Ave

New York, New York 10019

Re:	Proposed Public Offering by Southern First Bancshares, Inc.

Dear Sirs and Madams:

As an inducement to the underwriters (the “Underwriters”), the undersigned, a shareholder and an executive officer and/or director of Southern First Bancshares, Inc., a South Carolina corporation (the “Company”), understands that Piper Sandler & Co. (“Piper Sandler”), on behalf of the Underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Offering”) of shares (the “Securities”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder and an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Piper Sandler that, during a period beginning on the date hereof and ending at the close of business on the date that is 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Piper Sandler, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock (i) as a bona fide gift or gifts or by will or intestate succession, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein; (ii) to a member of the undersigned’s immediate family, or to any trust, family limited partnership or similar entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transferee agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value; (iii) as required by operation of law, such as pursuant to a domestic relations order of a court of competent jurisdiction or as required by a divorce settlement; (iv) pledged in a bona fide transaction, which is outstanding prior to or as of the date hereof, to a lender to the undersigned and as disclosed in writing to the Representatives prior to the execution of this agreement; (v) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the shares of Common Stock received upon any such exercise are held by the undersigned, individually or as fiduciary, in accordance with the terms of this agreement; (vi) to the Company to satisfy any tax obligations of the undersigned upon the exercise or vesting of equity awards under any equity incentive

Exhibit B-1

plan of the Company, and, for the avoidance of doubt, nothing herein shall prohibit the vesting, settlement or conversion of restricted stock units, performance stock units, restricted stock or other equity awards granted pursuant to any equity incentive plan of the Company (including the delivery of shares of Common Stock upon such vesting or settlement), provided that any shares of Common Stock received upon such vesting or settlement shall remain subject to the restrictions set forth in this agreement, provided, further, that any filing under Section 16(a) of the Exchange Act that is required in connection with any such surrender of shares of Common Stock shall include a statement in such report to the effect that such surrender of shares of Common Stock is being made in connection with the payment of taxes; or (vii) with the prior written consent of Piper Sandler.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned now has and, except as contemplated by clauses (i) through (vii) above, for the duration of the Lock-Up Agreement will have good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever, except with respect to any liens, encumbrances and claims that were in existence on the date hereof. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s common stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933 of the offer and sale of any Common Stock and/or any securities convertible into or exchangeable or exercisable for Common Stock, owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
Signature:
Print Name:

Exhibit B-2